UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July14, 2011

Date of Report (Date of earliest event reported)

AMERICA WEST RESOURCES, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	0-19620	84-1152135
(State of Incorporation)	(Commission File Number	(IRS Employer ID Number)

57 West 200 South, Suite 400

Salt Lake City, Utah 84101

(Address of Principal Executive Offices)

(801) 521-3292

Registrant’s Telephone Number, Including Area Code:

_______________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On July 14, 2011, America West Resources, Inc., a Nevada corporation (“Company”) and Denly Utah Coal, LLC, a Texas limited liability company (“Denly”) entered into a first amended and restated conversion and stock purchase agreement (“Conversion Agreement”) whereby (i) the parties acknowledged previous advances by Denly in the aggregate amount of $2,690,130 to the Company, of which this principal amount and accrued interest of $11,793 was converted into 2,701,923 shares of Company stock, (ii) Denly converted $3,600,000 of existing indebtedness into 3,600,000 shares of common stock, and (iii) Denly agreed to purchase an additional 298,077 shares of common stock at a purchase price of $1 per share on or prior to September 30, 2011.

On July 14, 2011, the Company and Denly entered into amendment 2 to the existing loan agreement (“Agreement”) which amended and restated certain covenants of the loan agreement.

The foregoing summaries of the Conversion Agreement and Amendment are qualified in their entirety by reference to such documents, copies of which are filed as Exhibits to this Current Report, and are incorporated herein by reference.

The offers and sales of Company securities described above were made without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws.

ITEM 3.02 Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 is incorporated in this Item 3.02 by reference.

During July 2011, the Company sold an aggregate of 2,000,000 shares of its common stock in a private placement resulting in gross proceeds of approximately $2,000,000.  The offers and sales of the 2,000,000 shares of common stock were made without registration under the Act, and the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws.  The Company paid a registered broker-dealer sales commissions of $260,000 in connection therewith and issued such registered broker-dealer a warrant to purchase 200,000 shares at a purchase price of $1.00 per share.

Effective July 14, 2011, John Thomas Bridge and Opportunity Fund, LP and John Thomas Bridge and Opportunity Fund, LP II, both managed by George Jarkesy, Jr., a director of the Company, converted an aggregate principal amount of $500,000 owed by the Company into 500,000 shares of Company common stock.  The remaining aggregate principal amount owed by the Company to John Thomas Bridge and Opportunity Fund, LP and John Thomas Bridge and Opportunity Fund, LP II after giving effect to this conversion, is $307,321.  The Company paid John Thomas Financial, Inc. $65,000 in sales commissions with respect to this conversion.

Effective July 14, 2011, the holders of an aggregate of $4,465,000 of short-term indebtedness converted such debt into 4,911,500 shares of Company common stock.  The Company paid John Thomas Financial, Inc. approximately $580,450 in sales commissions with respect to this conversion.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities described in this Form 8-K have not been registered under the Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

ITEM 9.01 Financial Statements and Exhibits

(c)

Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

10.1	Conversion Agreement, dated July 14, 2011, by and among America West Resources, Inc., and Denly Utah Coal, LLC (1)
10.2

Amendment No. 2 to Loan Agreement dated July 14, 2011, by and between America West Resources, Inc., Denly Utah Coal, LLC, John Thomas Bridge and Opportunity Fund, L.P. and John Thomas Bridge and Opportunity Fund, L.P. II

(1)  The Company undertakes to file with the Commission any exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America West Resources, Inc.

Date: July 20, 2011	By:	/s/ Dan Baker
	Name:	Dan Baker
	Title:	Chief Executive Officer